UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2018

BIOLIFE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36362	94-3076866
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Monte Villa Parkway, Bothell, WA	98021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (425) 402-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 15, 2018, BioLife Solutions, Inc. (the “Company”) purchased $1,000,000 of shares of common stock of SAVSU Technologies, Inc., (the successor entity to biologistex CCM, LLC through statutory corporate conversion, “SAVSU”), pursuant to a share purchase agreement (the “Agreement”) by and between the Company, SAVSU and Savsu Technologies, LLC (“STLLC”). STLLC also agreed to invest $1,000,000 in SAVSU. In accordance with the terms of the Agreement, the Company and STLLC also entered into a stockholders agreement relating to their ownership interests in SAVSU. Pursuant to the stockholders agreement, the Company appointed each of Mike Rice, the Company’s Chief Executive Officer, and Roderick de Greef, the Company’s Chief Financial Officer, to serve on the five member board of directors of SAVSU. The stockholders agreement also contains customary restrictions on transfer, rights of first refusal, tag-along and drag-along rights. Following the transactions contemplated by the Agreement, the Company owns 31% of SAVSU, up from 26%.

The foregoing summary of the Agreement is qualified in its entirety by reference to the text of the Agreement, a copy of which is attached as Exhibit 10.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Share purchase agreement, dated May 15, 2018, by and between SAVSU Technologies, Inc., BioLife Solutions, Inc. and Savsu Technologies, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioLife Solutions, Inc.

Date: May 17, 2018	By:	/s/ Roderick de Greef
Name: Roderick de Greef Title: Chief Financial Officer